Exhibit 99.1

DRI Corporation Announces Digital Recorders® Product Orders Totaling Approximately $870,000

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. (DR) subsidiary, based in Durham, N.C., has received several orders for intelligent transportation systems totaling approximately $870,000 from leading U.S. and Canadian original equipment manufacturers (OEMs); the Company expects to ship the products in the second and third quarters of fiscal year 2008.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer said, “These sales to OEMs reflect the confidence that both bus vehicle manufacturers and end customers have in our products. We are encouraged by the growing market acceptance of our automatic vehicle location and tracking systems, and expect to capitalize on increasing opportunities as we progress into fiscal year 2008.”

Among the orders:

  North American Bus Industries, Inc., a bus vehicle manufacturer based in Alabama, purchased approximately $363,000 in products on behalf of Broward County Transit, Florida. Delivery is expected to conclude in second quarter 2008.
  New Flyer Industries Inc., a bus vehicle manufacturer based in Canada, purchased a total of approximately $440,000 in products on behalf of several end users, including Orange County Transit Authority, California, and the City of Albuquerque, New Mexico. Delivery is expected to conclude in third quarter 2008.
  Other orders totaling approximately $67,000 with anticipated delivery dates in the second and third quarters of fiscal year 2008.

ABOUT THE DIGITAL RECORDERS, INC. SUBSIDIARY

Established in 1983, the Company’s Digital Recorders, Inc. subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.digitalrecorders.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, our belief that these recent orders reflect growing market acceptance of our products, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, that we have misperceived the market acceptance of our products, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
Veronica B. Marks
Manager, Corporate Communications
DRI Corporation
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com